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                                                                     EXHIBIT 5.1

                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                                 SIXTEENTH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600

                                 September 18, 2000



Sun Bancshares, Inc.
P.O. Box 1359
Murrells Inlet, South Carolina 29576

    RE: REGISTRATION OF 822,250 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE 293,750 SHARES OF COMMON STOCK;

Ladies and Gentlemen:

         We have acted as counsel to Sun Bancshares, Inc., a South Carolina corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form SB-2 (the "Registration Statement"), of up to 822,250 shares (the "Shares") of common stock, no par value ("Common Stock"), of the Company and warrants (the "Warrants") to purchase up to 293,750 shares of Common Stock.


         In this capacity, we have examined (1) the Registration Statement in the form filed by the Company with the Securities and Exchange Commission (the "Commission") on February 11, 2000, as amended by Pre-Effective Amendment No. 1 thereto, filed with the Commission on March 31, 2000 and as further amended by Pre-Effective Amendment No. 2 thereto, which is to be filed with the Commission on the date hereof, (2) the proposed form of Underwriting Agreement (the "Underwriting Agreement") between the Company and Wachovia Securities, Inc. to be used in effecting the sale of the Shares, (3) originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and the Warrants, and (4) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.


         In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

         Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares and Warrant are duly authorized, and the Shares, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, and the

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Sun Bancshares, Inc.
September 18, 2000
Page 2

Warrants, when issued and delivered to the organizers, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus which is a part of the Registration Statement.


                                      Very truly yours,



                                    /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP